Liberty Tax Service









                  INFORMATION FOR PROSPECTIVE FRANCHISE OWNERS

                    REQUIRED BY THE FEDERAL TRADE COMMISSION


Liberty Tax Service



     To protect you, we've required your franchiser to give you this information. We have not checked it and we do not know if it is correct. It should help you make up your mind. Study it carefully. While it includes some information about your contract, do not rely on it alone to understand your contract. Read all of your contract carefully. Buying a franchise is a complicated investment. Take your time to decide. If possible, show your contract and this information to an advisor, like a lawyer or accountant. If you find anything you think may be wrong or anything important that has been left out, you should let us know about it. It may be against the law. There may also be laws on franchising in your state. Ask your state agencies about them.

                                                        FEDERAL TRADE COMMISSION
                                                           Washington, DC  20580

Liberty Tax Service






                           FRANCHISE OFFERING CIRCULAR
                                       FOR
                             PROSPECTIVE FRANCHISEES


                               Liberty Tax Service
                                2610 Potters Road
                            Virginia Beach, VA 23452
                                 (757) 340-7610


     Liberty Tax Service offers a franchise program to operate tax return preparation offices. The Liberty Tax Service system utilizes special marketing techniques and operating procedures to facilitate in the provision of tax, record keeping and other related services. The initial franchise fee is $10,000, however this fee will be waived (Zero franchise fee) for franchisees that close by December 31, 1998. The approximate initial investment is $13,000 to $21,400 please see Items 7 and 8 of this Offering Circular for more information.

     Information   comparing   franchisers   is   available.   Call  the   state
administrators listed in Exhibit D or your public library for sources of information.

     Registration of this franchise with the state does not mean that the state recommends it or has verified the information in this offering circular. If you learn that anything in this offering circular is untrue, contact the Federal Trade Commission and the state authority.

Effective Date:   April 15, 1998

                                                 TABLE OF CONTENTS


1.  The Franchiser
2.  Business Experience of Officers
3.  Business Experience of Franchiser
4.  Litigation
5.  Bankruptcy
6.  Description of Business
7.  Initial Fees
8.  Recurring Fees
9.  Affiliations
10. Required Leases and Purchases
11. Revenue from Affiliates
12. Financing
13. Restrictions on Services and Customers
14. Obligations to Participate in the Operation of the Business
15. Term, Renewal, Termination and Transfer
16. Post Termination Obligations
17. Number of Officers
18. Site Selection
19. Training
20. Public Figures

                                                     EXHIBITS

A.  Franchise Agreement
B.  Promissory Note
C.  Financial Statements
D.  List of State Administrators
E.  Receipt of Franchise Agreement
F.  Receipt of Offering Circular

                                1. THE FRANCHISER

     JTH Tax Inc. is our corporate name and Liberty Tax Service is the name under which we do business. In this document JTH Tax Inc. and Liberty Tax Service are referred to as "Liberty", "JTH", "we", "us" and "our". We operate, and franchise others to operate, tax return preparation offices. The Liberty Tax Service system utilizes special marketing techniques and operating procedures to facilitate in the provision of tax, record keeping and other related services. Liberty Tax Service is the service mark which identifies the services to be offered pursuant to this franchise. Our primary place of business in the United States is 2610 Potters Road, Virginia Beach, VA 23452. We can be reached via telephone at (757) 340-7610 and via facsimile at (757) 340-7612. Throughout this offering circular, the terms "you" and "your" refer the person or entity that buys this franchise.

     JTH is a Delaware corporation formed in 1996 by John Hewitt. In September 1997, JTH purchased a majority interest in Tax Depot Inc., a Canadian franchiser of tax return preparation services. Tax Depot Inc. ("Tax Depot") is jointly owned by JTH and Datatax Business Services Limited ("Datatax"), an Ontario corporation. Tax Depot has itself and through predecessor companies and affiliates been in the income tax preparation services for 22 years and in the business of selling franchises for 19 years. JTH has a contract to manage Tax Depot Inc. In May 1998, the name under which the Canadian franchises did business was changed from U&R Tax Depot to Liberty Tax Service. Via Tax Depot, we are currently offering Liberty Tax Service franchises in Canada as well as in the United States. The Canadian franchises are similar, but not identical, to the U.S. franchises described herein.



                       2. BUSINESS EXPERIENCE OF OFFICERS

John Hewitt.  President, CEO, and Chairman


     John Hewitt is the President, CEO and Chairman of JTH Tax Inc. Mr. Hewitt is the Chairman of Tax Depot Inc. and was the President of Tax Depot Inc. from September 1997 through April 1998. Mr. Hewitt is the founder, and until 1996 was the President, CEO and Chairman of Jackson Hewitt Inc. Jackson Hewitt Inc. has been a franchiser of tax return preparation franchises since 1986. There are over 2000 Jackson Hewitt Tax Service offices in the United States. Mr. Hewitt has over 28 years of experience in the tax return preparation business. Mr. Hewitt resigned as President and CEO of Jackson Hewitt Inc. at the end of 1996 and created JTH Tax Inc., a private holding corporation founded to develop tax preparation service businesses such as Liberty Tax Service.


Martha O'Gorman.  Vice-President of Marketing

     Ms. O'Gorman has served as the Vice-President of Marketing of JTH since it began operations. From 1989 until October 1996, Ms. O'Gorman served as the Director of Marketing for Jackson Hewitt Inc.

Karen Robinson.     Vice- President and Regional Director

     Ms. Robinson is a Vice-President of JTH and is the Regional Director for the United States. Ms Robinson has worked with JTH since September 1997. Ms Robinson obtained her master's degree and served as an Adjunct Professor of Education at Old Dominion University from 1995 through 1997. From 1992 to 1994, Ms Robinson worked with Jackson Hewitt Inc. in various positions including Director of Training, Franchise Operations Liaison, and Troubleshooter.

John (Jack) Seal.  Vice-President of Finance

     Mr. Seal has been the Vice-President of Finance since August 1997. From December 1996 to August 1997 Mr. Seal owned a Jackson Hewitt franchise in Las Vegas, Nevada. In August 1997, he sold that franchise to Jackson Hewitt and took a position with JTH Tax Inc. Mr. Seal served as the Director of Field Operations for Jackson Hewitt Inc. from May 1993 until November 1996. From 1989 to 1993 Mr. Seal owned and operated Jackson Hewitt Tax Service franchises in Rochester New York.

Donna Halligan.     Vice-President and Director of Taxation

     Ms. Halligan is a Vice-President and is the Director of Taxation for JTH Tax Inc. From July 1997 through May 1998, Ms. Halligan served as the Director of Training. Ms. Halligan is also the Secretary of JTH Tax Inc. Prior to joining JTH, Ms. Halligan served in a management capacity for Jackson Hewitt Inc. From 1987 through 1995, Ms. Halligan owned and operated Jackson Hewitt Tax Service franchises in the Syracuse New York area.


Kathleen Curry.     Corporate Attorney and Vice-President of Technology

     Ms. Curry has been the Corporate Attorney and the Vice-President of Technology for JTH since July 1997. Starting in 1992, Ms. Curry worked with Jackson Hewitt Inc. in various management capacities including Corporate Attorney, Director of Tax and Software and Regional Director. For a brief period in 1995/1996, Ms. Curry served as a Product Manager for Best Programs Inc.



                    3. BUSINESS EXPERIENCE OF THE FRANCHISER

     Liberty is a new franchise opportunity in the United States. We began offering Liberty franchises for sale in the United States in October 1997. Prior to May 1998, no offices were operated using the name Liberty Tax Service. However, we did operate five tax offices in Columbus, Ohio under the name Devore Tax Service during the 1998 tax season. We purchased Devore Tax Service from a third party tax preparer. These five offices in Columbus now operate as company offices under the name Liberty Tax Service.

     Via Tax Depot Inc., JTH currently operates and franchises others to operate tax return preparation offices in Canada under the name Liberty Tax Service. As noted in Item 1, JTH owns a majority interest in Tax Depot Inc., a Manitoba corporation. Tax Depot has itself and via predecessors operated tax service offices in Canada for 22 years. There were over 200 U&R Tax Depot offices in Canada during the 1998 tax season. The name U&R Tax Depot was changed to Liberty Tax in May 1998.

We do not offer franchises in other lines of business under the Liberty Tax Service service mark.


                                  4. LITIGATION

     Neither JTH nor any person listed in Item 2 of this offering Circular has been convicted of, or pleaded nolo contendere to, a felony charge required to be disclosed herein. Neither JTH nor any person listed in Item 2 of this Offering Circular has been held liable, has settled or is party to a civil action involving fraud, embezzlement, fraudulent conversion, misappropriation of property, restraint of trade or any action brought by a franchisee which involves the franchise relationship. Likewise, no such person is subject to any state, federal or court injunctive or restrictive orders, or pending actions, relating to franchise activities or involving fraud, embezzlement, fraudulent conversion, misappropriation of property, restraint of trade. John Hewitt and Jack Seal are each party to certain negotiated agreements which restrict their ability to offer franchises or operate tax offices in certain areas of the country.


                                  5. BANKRUPTCY

     Neither JTH nor any person listed in Item 2 has filed in bankruptcy, been adjudicated bankrupt, been reorganized due to bankruptcy or been in any way associated with any person that so filed, been adjudicated or reorganized.

     In 1991, U & R Tax Services Ltd., a predecessor company to Tax Depot, made a proposal under the Bankruptcy Act, which was accepted by all of its creditors, pursuant to which Datatax, U & R Tax Services Ltd.'s parent, became its majority shareholder through an offering made to the creditors which saw the creditors repaid and the company re-capitalized. From 1991 to 1994, U & R Tax Services Ltd. continued its ongoing franchise operations and activities. In May 1994, pursuant to a corporate restructuring, U & R Tax Services Ltd. was wound up into Datatax. At the same time, Tax Depot Inc. was formed as a wholly owned subsidiary of Datatax. The franchise business continued throughout this reorganization and was then assigned and licensed to Tax Depot Inc. All franchises which had been previously granted under the U & R Tax Services Ltd. name were transferred to Tax Depot Inc. and continued operations under the trademark U & R Tax Depot. Note that the Liberty Tax Service franchises offered pursuant to this document are being offered by JTH, not by Tax Depot.

                         6. DESCRIPTION OF THE BUSINESS.

     Liberty is a tax return preparation business. The Liberty Tax Service system utilizes special marketing techniques and operating procedures to facilitate in the provision of tax, record keeping and other related services. In addition, our franchisees have a license to use our marks. Liberty is a new franchise opportunity in the United States. We operate five offices in Columbus Ohio under the Liberty name. There were over 200 Tax Depot offices in Canada during the 1998 tax season, these offices will operate under the name Liberty Tax Service beginning in 1998.



                                 7. INITIAL FEES

     Initial Franchise Fee. The initial franchise fee is $10,000 per territory. For a limited time ending December 31, 1998, the initial franchise fee will be waived. We have 10 days from the date you complete our Effective Operations Training to approve or deny your request to become a franchise owner.

     Franchise Security Deposit. You must pay a $5,000 franchise security deposit. We will retain this deposit for the duration of your franchise agreement and refund it to you at the expiration or termination of your agreement, provided that your accounts with us remain current and provided that you are open for business by January 8th.

     Initial Advertising Fee. We recommend that you invest $3,000 to $5,000 in the advertising and marketing of the franchised business in the Territory prior to the January 31st following the effective date of the franchise agreement.

     Equipment. You must purchase and maintain a computer system which meets our then current specifications.

     Other  Fees.  The  estimated  initial   investment   required  to  commence
operations is described in the following table.



                                    ESTIMATED INITIAL INVESTMENT

       Expenditure Amount Method DueDate To Whom
Initial Franchise Fee               Zero                      check             upon signing of           Franchiser
                                    (note 1)                                    franchise agreement

Franchise Security Deposit          $5,000                    check             upon signing of           Franchser
                                                                                Franchise agreement

Initial Advertising Fee             $3,000                    check/charge      before opening            3rd party vendors

Equipment                           $1,000 to $2,000          check/            lease of equipment        3rd party vendor
                                    (note 2)                  charge

Signage                             $500 to $2,500            check/            purchase of signage       3rd party vendor
                                                              charge

Rent                                Zero to $3,000            check             monthly                   landlord
                                    (note 3)

Payroll                             $1,000 to $3,000          check             bi-weekly                 Employees

Utilities&Tele.                     $1000                     check             before opening            local suppliers

Insurance                           Zero to $400              check             before opening            insurance agent

Other                               $1,500  (note 3)          check             before opening            3rd party vendors/Us
                                    -----------------

Total:                              $13,000 - $21,400

Note 1: The initial franchise fee is waived, zero franchise fee, until December
31, 1998. After that time the franchise fee is $10,000.

Note 2: Standard office equipment such as computers and desks is necessary to operate the franchised business. Such equipment may be leased. Many existing businesses have standard office equipment and will not need to lease additional equipment.

Note 3: Other expenses include office supplies.

                                8. RECURRING FEES

     Royalty Fee. You must pay a royalty of 14% of the gross receipts of your Franchised Business. The royalty rate will decrease to 12% of gross receipts over $100,000 per tax season. In the event that the royalty owed for the tax season is less than $3,000, you must pay additional royalty such that the total royalty for the period totals $3,000. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax. The royalty fee is due on the 5th of each month for gross receipts from the previous month. Tax season is the period extending from January 8th through April 15th.

     Advertising Fee. You must pay a continuing advertising fee of 5% of gross receipts is due monthly, on the 5th of each month. Gross receipts include all revenue from all services and products offered excluding discounts and sales tax.

     Equipment. You must purchase and maintain a computer system which meets our then current specifications.

     Interest. You must pay interest of 18% per year (compounded daily) or the highest amount permitted by law, on any amounts owed to us that are more than 15 days past due.

     Transfer Fee. In the event that you transfer your franchise to a third party, you must pay us a fee of $2,500. This fee is due at the time of transfer.

     Additional Advertising fee. If you have not prepared at least 500 tax returns in your franchise territory your first tax season, you must pay us $5,000 which we will spend in your market. If you have not prepared at least 750 tax returns in your franchise territory your second tax season, you must pay us $5,000 which we will spend in your market. This fee must be paid to us by July 1st of the year in which you fail to attain these numbers.


                                 9. AFFILIATIONS

     In the event that we negotiate an arrangement with a third party bank for the provision of bank products and services, we require that you use such Bank to provide bank products to your customers. Likewise, should we provide or recommend a source for electronically filing tax returns, we require that you utilize this source.


                        10. REQUIRED LEASES AND PURCHASES

     Site. You must lease retail office space sufficient to operate the franchise. We must approve the site prior to your signing any leases or other agreements. Provided your site is approved by us, you may lease from any lessor which you determine to be appropriate.

     Signage. You must display an exterior lighted Liberty Tax Service sign at each of your offices. You can purchase a sign from any vendor, but the sign must be pre-approved by us.

     Furniture. You must purchase or lease our standard office furniture. You may obtain furniture from any source provided that the manufacturer make and model are consistent with the standard furniture described in the Policy and Procedure Manual.

     Telephone: You must maintain a Liberty telephone line and telephone number for each office.

     Insurance. In addition to procuring such insurance as is required by your state laws, you must obtain comprehensive general liability in the amount of at least $1,000,000 and employer's liability with a limit of at least $1,000,000. Insurance may be purchased from any vendor. You must name as an additional insured on such policies.

     Supplies. You must purchase office supplies, including those items listed as required in the Policy and Procedure Manual. You may purchase such supplies from any vendor provided, however, that the supplies meet the standards set forth in the Policy and Procedure Manual and provided that we pre-approve the supplies.

     Advertising and Marketing. You must use the Liberty trade names, service marks and trademarks ("Marks") as we develop them. At this time, our Marks include Liberty Tax Service. You must obtain our written consent before using our Marks in any way. In particular, you must obtain our approval prior to using our Marks in advertising and marketing. You cannot use any marks which could be confused with our Marks. In the event that we replace or modify our marks, you agree to update or replace yours signs, supplies, etc. to reflect the new marks, at your expense. We must approve all advertising and marketing materials before you use such materials. Such materials may be purchased from any vendor.

     Software: You must use the computer software that we provide or recommend.

                     11. REVENUE WE RECEIVE FROM AFFILIATES

     At this time, we do not anticipate that we will receive any revenue from any vendors or suppliers from whom you must purchase. No agreement for receiving such revenue has been negotiated nor is any being contemplated.

                                 12. FINANCING.

     Franchise Fee Financing. We may, in our sole discretion, finance a portion of your initial investment. Financing consideration will include, among other factors, the availability of funds, your creditworthiness, your willingness to act as guarantor, and your compliance with existing franchise agreements. The terms of such financing will vary each year. The financing can be prepaid without penalty. In the event that you default on amounts owed, we can terminate your franchise. Furthermore, all financing becomes due and payable immediately upon your default of any provision of the Franchise Agreement or if you petition any court for bankruptcy protection. We may use any financing instrument as collateral for lines of credit and we are free to discount such instruments to third parties.


     Leasing. Via an arrangement with a third party leasing company, we may offer lease financing for equipment, signage and furniture. Such leasing is subject to the availability of leasing capacity and to your creditworthiness. We are not obligated to provide such leasing programs. If leasing is available pursuant to third party agreements, you may lease only those items which we indicate as eligible for leasing. We do not receive any payment from such arrangements with third party leasing companies, though we may receive revenue from your purchase of the leased items. The terms of such leasing programs vary and are yet to be determined for the coming year. Of course, if we do offer a leasing program and you elect to participate, you are obligated to make payments as required by the third party lessor. In the event you fail to make such payments, whether or not you sign the leasing paperwork, the entire lease amount will become due and payable immediately. We will charge interest on the amounts outstanding and delinquent amounts will subject you to the termination provisions of paragraph 8 of the franchise agreement.

                   13. RESTRICTIONS ON SERVICES AND CUSTOMERS

     For the duration of your franchise, you are restricted from offering products or services other than the franchise services, unless you receive our prior written consent. You may only operate the franchised business within the geographic territory specified in Exhibit A of your franchise agreement. No other franchisee may operate in your territory. You may not advertise outside of your territory without our written approval. We may advertise in your territory. However no other franchise can advertise in your territory. In the event that your territory includes an outlet or site of a national or regional account which we have negotiated, you may operate in that outlet or site provided that you are in compliance with your franchise agreement. If you choose not to operate in the national or regional account outlet or site, we may operate on that outlet or site. While we do not intend to do so at this time, we may distribute Liberty products and services by means other than retail or storefront locations in your territory. Within your territory, you may offer services to any individual or business.

     You must open your franchised business by January 8th of each year. You must be open for business during the following standard operating hours. During the period from April 17th through January 7th, your office hours must be held at the same day and time each week.

   January 8th  - April 16th                  Monday-Friday          9:00-9:00pm
                                              Saturday               9:00-5:00pm

   April 17th -   Jan.7th              Eight hours per week between the hours of
                                       Monday-Friday          9:00-9:00pm
                                       Saturday               9:00-5:00pm


    14. OBLIGATION TO PARTICIPATE IN THE OPERATION OF THE FRANCHISED BUSINESS

     You must attend our four to five day Effective Operations training. This training is free, but you are responsible for your expenses while attending training. You will be provided with a copy of our Policy and Procedure Manual. The Policy and Procedure Manual is a detailed extension of the franchise agreement which covers standards to be maintained, operating procedures and other information. You must operate according to the Policy and Procedure Manual.

     Franchise services must be provided under your direct supervision and control and/or under the direct supervision and control of a full time general manager who has been approved by, and not later disapproved by, us. A general manager shall not be approved prior to the successful completion of our Effective Operations training.

     You must use your best efforts to promote the Franchised Business. You must achieve and maintain the following target volumes.

                     Tax Season One                              500 returns
                     Tax Season Two                              750 returns
                     Tax Season Three and beyond                 1000 returns



                    15. TERM, RENEWAL, TERMINATION, TRANSFER

     The initial term of the franchise agreement is five years, unless sooner terminated as provided in the franchise agreement. The franchise agreement may be renewed for successive five-year terms. We will not renew the franchise agreement if you are in default of any provision of your franchise agreement. There is no fee for renewal but you must sign a general release of all claims against us. If you wish to renew you must notify us in writing at least 180 days before the expiration of the Agreement. You may terminate the franchise agreement if you do not meet the target volume levels described in paragraph 14.

     We may terminate the franchise agreement if you are in default of any provision of your franchise agreement, including, but not limited to, the following,

               (i) If you become insolvent or take any steps to seek protection from creditors, or if a receiver (permanent or temporary) is appointed by a creditor or a court of competent authority or if you make a general assignment for the benefit of creditors

              (ii) If a final judgment of record remains unsatisfied for 30 days or longer or if execution is levied against your business or property

             (iii) If you fail to submit required reports or other financial statements or data as provided in your franchise agreement, or if you make any false statement in connection therewith

              (iv) If you violate any law, ordinance, rule or regulation of a governmental agency or department reasonably associated with the operation of the franchised business.

               (v) If any amount owing to Liberty Tax is more than 30 days past due

              (vi) If you discontinue the active operation of business for five business days

             (vii) If you fail to open for business by January 8th of each year

            (viii)     If  you  operate  any  offices   outside  the   franchise
                       territory

              (ix)     If you fail to use the software we provide or recommend

               (x) If you do not receive an EFIN from the Internal Revenue Service by January 15th

              (xi) If you fail to achieve or have not maintained a volume of 1000 tax returns by the end of your fourth tax season and each season thereafter, as measured on April 30th

     You may transfer the franchised business provided that you are in full compliance with your franchise agreement, we approve of the transferee and all of the conditions of assignment are satisfied. The transferee must sign the then current franchise agreement and attend our then current training. Upon transfer, you must pay to us a transfer of $2,500. In the event of a transfer to a corporation, you must remain personally liable and responsible for all obligations of the franchise agreement.

     Upon your death or disability, you may transfer or bequeath the franchised business provided that the transferee is approved by us. The transferee must sign the then current franchise agreement and attend our then current training. In the event that no provision for the transfer of the franchised business has been made within 180 days of your death or disability, we may terminate your franchise agreement..

     You may not modify your franchise agreement. We cannot modify the franchise agreement during the term of the agreement, however upon renewal you must sign our then current franchise agreement and agree to the then current obligations.

     Any year between May 1st and June 30th , we have the right to purchase your Franchised Business for the greater of $150,000 or 200% of gross receipts for the previous twelve months. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax.

     If you so desire, we will purchase your Franchised Business from you after your first tax season provided that you satisfy the following conditions. The purchase price will be the greater of $20,000 or 80% of gross receipts. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax.


         a) Your offices must be in locations which satisfy our site selection criteria, as outlined in the Policy and Procedure Manual, and must have been approved by us.
         b) You must have an exterior lighted sign, pre-approved by us, in each office
         c)    You must have no less than a total of eight tax preparers  and/or tax technicians available for scheduling for each office.
         d)    You must operate during standard operating hours, as described in the franchise agreement
         e)    You must offer a money back guarantee to your customers
         f)    You must offer free electronic filing
         g) You must offer one-day turn around time on refund anticipation loans to at least 90% of your refund anticipation loan customers.
         h) You must have held a six to twelve week tax school as described in the Policy and Procedure Manual. This school must have had at least fifteen students.
         i)    You must have invested a minimum of $5,000 in marketing
         j)    You must use our standard computer equipment
         k) You must have prepared at least 500 tax returns during the tax season
         l) You must notify us of your desire to have us purchase the Franchised Business prior to the April 30th following the effective date of the franchise agreement.



                        16. POST TERMINATION OBLIGATIONS

     In the event that your franchise agreement expires, is not renewed or is terminated for any reason, you immediately have no interest in the franchised business. You must stop using all service marks and stop using all literature and other items bearing our marks and/or received from us. You must pay all amounts owing to us. You must provide us with a compete list of all customers, including name, social security number, address, telephone and all copies of customer tax returns and files. You may not retain any copies of customer lists or customer files. You remain responsible for payment of monies owed to third parties as a result of operating the franchise. You must adhere to the provisions of the covenant not to compete.

     During the term of the franchise agreement, you cannot directly or indirectly, individually, in partnership or in conjunction with any person, firm or entity in any manner whatsoever carry on, work with, be engaged in or connected with, be interested in or advise, invest or contribute money to, lend money to or guarantee the debts or obligations of, or otherwise be associated with any person, firm, association, syndicate, company or corporation engaged in or concerned with any business competitive with or similar to the business being carried on by Liberty or Liberty's franchisees. Likewise, for a period of two years after the expiration or termination of the franchise agreement, you are bound by a covenant not to compete within twenty-five miles of any Liberty office operated in your Franchise Territory.

     If you violate the covenant not to compete, you agree to pay to us royalties and advertising amounts on revenue earned from the preparation of tax returns and related services within the area specified in the covenant not to compete. Such payments will continue for the greater of two years or for the balance of the then existing term of the franchise agreement.


                              17. NUMBER OF OFFICES

     There are five company owned Liberty Tax Service offices operating in the United States. There are no franchise offices in the United States at this time. In the United States, no franchises have been terminated, cancelled, refused renewal, or reacquired by purchase.

     Via Tax Depot, there are currently over 200 Liberty Tax Service offices in Canada. The Canadian franchises are similar, but not identical, to the U.S. franchises described herein.



                               18. SITE SELECTION

     You must lease retail office space sufficient to operate the franchise. We must approve the site prior to your signing any leases or other agreements. Provided we approve your site, you may lease from any lessor which you determine to be appropriate. The range of time between signing the franchise agreement and selecting a site will vary depending upon the time of year when you sign the agreement. All offices must be open by January 8th, so sites must be selected and the approval process complete by that time. Typically, sites are chosen and approved within two months of signing the franchise agreement.

                                  19. TRAINING

     We will provide a four to five day Effective Operations training course which will address critical aspects of operating an income tax preparation and account business. You must attend this training prior to operating a Liberty office. There is no charge for this training but you are responsible for any expenses that you incur as a result of attending training, such as travel, lodging and entertainment. We may also provide a one to two day advanced training forum for experienced franchisees. To attend advanced training, you must have completed the Effective Operations training course and at least one tax season. Advanced training is held at various sites which we select across the country. The agenda for advanced training varies but often focuses on improving business management skills in order to increase profitability. There is no charge for this training but you are responsible for any expenses that you incur as a result of attending training, such as travel, lodging and entertainment.

                               20. PUBLIC FIGURES

     John Hewitt is the President, CEO and Chairman of JTH Tax Inc. In some areas, Mr. Hewitt could be considered a public figure. Mr. Hewitt is the founder, and until 1996 was the President, CEO and Chairman of Jackson Hewitt Inc. Jackson Hewitt Inc. has been a franchiser of tax return preparation franchises since 1986. There are over 2000 Jackson Hewitt Tax Service offices in the United States. Mr. Hewitt has over 28 years of experience in the tax return preparation business. Other than John Hewitt, no public figures are used in connection with the franchise.

                                    EXHIBIT A













                               FRANCHISE AGREEMENT







                               Liberty Tax Service

                                TABLE OF CONTENTS



 1) Grant of Franchise

 2) Term, Renewal and Buyback

 3) Territory

 4) Fees and Payments

 5) Obligations of Franchiser

 6) Obligations of Franchisee

 7) Reports and Review

 8) Termination

 9) Post Termination Obligations

10) Covenant Not to Compete

11) Independent Contractor

12) Death or Incapacity

13) Assignability

14)  Non-Waiver of Breach

15)  Jurisdiction and Governing Law

16)  Modification

17)  Release of Prior Claims

18)  Notices

19)  Full Understanding

20)  Guaranty




                   LIBERTY TAX SERVICE FRANCHISE AGREEMENT


Name of Franchise :  __________________________________________________


Effective Date : ___________________________

Entity Number : ___________________________


1. Grant of Franchise. Liberty Tax Service ("Liberty", "Franchiser", "we", "us", "our") has developed a system for the operation of tax return preparation and accounting offices. The Liberty system utilizes special marketing techniques and operating procedures to facilitate the provision of tax, record keeping and other related services. Our service mark is Liberty Tax Service. You have applied for a franchise that utilizes our system and our marks (`Franchise', "Franchised Business"). Subject to the terms of this franchise agreement ("Agreement"), we grant you a Liberty Tax Service franchise. This franchise will allow you to operate a tax return preparation and accounting business using our system and our marks within the territory described on Schedule A. You accept the franchise and agree to abide by the terms of this Agreement.

2. Term, Renewal and Buyback. This Agreement will be effective for an initial five-year term beginning on the Effective Date specified in this Agreement. You may renew for an additional 5 year term if you have met the target volumes specified in Paragraph 6 and are otherwise in compliance with this Agreement. There is no fee for such a renewal, however you must exercise a general release of all claims that you might have against us. Royalties and advertising fees will not be raised upon renewal. If you wish to renew you must notify us in writing at least 180 days before the expiration of this Agreement.

      Any year between May 1st and June 30th, we have the right to purchase your Franchised Business for the greater of $150,000 or 200% of gross receipts for the previous twelve months. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax.

      If you so desire, we will purchase your Franchised Business from you after your first tax season provided that you satisfy the following conditions. The purchase price will be the greater of $20,000 or 80% of gross receipts. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax.

      a) Your offices must be in locations which satisfy our site selection criteria, as outlined in the Policy and Procedure Manual, and must have been approved by us.
      b) You must have an exterior lighted sign, pre-approved by us, in each office
      c) You must have no less than a total of eight tax preparers and/or tax technicians available for scheduling for each office
      d) You must operate during standard operating hours, as described in the franchise agreement
      e) You must offer a money back guarantee to your customers
      f) You must offer free electronic filing
      g) You must offer one-day turn around time on refund anticipation loans to at least 90% of your refund anticipation loan customers
      h) You must have held a six to twelve week tax school as described in the Policy and Procedure Manual. This school must have had at least fifteen students.
      i) You must have invested at least $5,000 in marketing
      j) You must use our standard computer equipment
      k) You must have prepared at least 500 tax returns during the tax season
      l) You must notify us of your desire to have us purchase the Franchised Business prior to the April 30th following the Effective Date of this Agreement.

3. Territory. Your territory is described in Schedule A of this Agreement ("Territory"). You may operate as many offices in this Territory as you determine to be appropriate. You are responsible for selecting the locations for your offices, however the locations must be approved by us prior to your signing any leases.

      We may negotiate agreements with national or regional retail businesses. If there is an outlet of such a national or regional account in your Territory, you may choose to operate that outlet. In the event that you choose not to operate in an outlet which exists in your Territory, we may operate in that outlet in your Territory. If we do so, all associated revenue and expenses are ours. We will not grant any franchises for your Territory or for a portion of your Territory to anyone else. No other franchisee may operate in your Territory. While we do not intend to do so at this time, we may distribute Liberty products and services by means other than retail or storefront locations in your Territory.

      You may not operate outside your Territory. We may be granting franchises for areas outside your Territory and or operating company stores in such areas. We may advertise in your territory, but no other franchisee may advertise in your Territory. You may not advertise in areas outside your Territory, or in media which extend outside your Territory, without our express written approval.

4. Fees and Payments.

      a. Initial Franchise Fee. The initial franchise fee is $10,000. However this fee will be waived for franchises which close by December 31, 1998.

      b. Franchise Security Deposit. You must pay a $5,000 franchise security deposit. We will retain this deposit for the duration of your franchise agreement. At the expiration or termination of your agreement, we will refund the franchise security deposit to you provided that your accounts with us remain current and provided that you are open for business by January 8th following the Effective Date of this Agreement.

      c. Approval. We have 10 days from the date you complete our Effective Operations training to approve or deny your request to become a franchise owner. Should we deny your request, we will refund your franchise security deposit.

      d. Initial Advertising Fee. We recommend that you invest $3,000 to $5,000 in the advertising and marketing of the Franchised Business in the Territory during the tax season.

      e. Royalties. You must pay a royalty of 14% of the gross receipts of your Franchised Business. The royalty rate will decrease to 12% of gross receipts over $100,000 per tax season. In the event that the royalty owed for the tax season is less than $3,000, you must pay additional royalty such that the total royalty for the period totals $3,000. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax. The royalty fee is due on the 5th of each month for gross receipts from the previous month. Tax season is the period extending from January 8th through April 15th.

      f. Advertising. You must pay an advertising fee of 5% of the gross receipts of your Franchised Business. Gross receipts include all revenue from all services and products offered, excluding customer discounts and sales tax.

      g. Payment Period. On the 5th of each month, you must pay the royalty and advertising fees owed based on gross receipts for the preceding month.

      h. Interest. You must pay interest of 18% (compounded daily) per year or the highest amount permitted by law on any amounts owed to us that are more than 15 days past due.

      i.Additional Advertising Fee. If you have not prepared at least 500 tax returns in your Territory your first tax season, you must pay us $5,000 which we will spend in your market. Likewise, if you have not prepared at least 750 returns in your Territory your second tax season, you must pay us $5,000 which we will spend in your market. This fee must be paid to us by July 1st following the year in which you fail to attain these numbers. Tax season extends from January 8th through April 15th.

      j. Transfer Fee. In the event that you transfer your Franchised Business to a third party, you must pay us a fee of $2,500 at the time of transfer.

5.  Obligations of Franchiser

      a. Advertising and Marketing. We will create and conduct advertising and marketing programs. We will use the advertising fees collected from you and other franchisees to pay for the costs of administration, development, production and distribution. We will help you develop and implement local advertising and marketing programs, although our help may be limited to non-financial assistance.

      b. Training. We will provide a four to five day Effective Operations Training which is required of new franchisees. We will also provide, from time to time, advanced training and targeted training. You will be responsible for all expenses incurred as a result of training.

      c. Leasing. We may offer a leasing program which will offer an opportunity for leasing standard signage, furniture and equipment. The leasing program, if offered, will be financed and administered by a third party. We cannot guarantee that you will be offered leasing, as the third party leasing company will make individual determinations.

      d. Software. We will provide or recommend a source for purchasing computer software to be used in the preparation of tax returns and accounting services.

      e. Software support. We will provide telephone support regarding the usage of software that is provided by us. However, we will not provide software support or technical assistance on any equipment which does not meet our then current specifications and standards.

      f. Site Selection. We will provide you with site selection advice and guidance, although you are responsible for selecting the site for your offices.

      g. Group Discounts: From time to time we may provide you with the opportunity to participate in group purchasing programs which offer group discounts. The discounts and terms for such opportunities will vary.

      h. Budgeting. We will advise you in the preparation of an operating budget.

      i. Supply source. We will offer for sale or locate a source for purchasing supplies, forms and equipment that may be necessary to conduct the business of tax return preparation, as determined by us from time to time.

      j. Procedures. We will develop and implement standardized policies and procedures and, in connection therewith, we will loan you a Policy and Procedure Manual. We will update this Manual during the course of this Agreement.

      k. Financing. We may, in our sole discretion, provide financing for the purchase of certain items such as supplies. The terms of such financing are subject to change. You must be in compliance with your franchise agreement to qualify for such financing, if and when financing is available.

      l. Bank Products. We may offer a refund anticipation loan program. The refund anticipation loan program, if offered, is optional and is subject to a mutual agreement being reached between you and Liberty.


6. Obligations of  Franchisee

      a. Training. You must attend our four to five day Effective Operations training before you may operate a Liberty office.

      b. Use of Liberty Marks. You agree to use the Liberty trade names, service marks and trademarks ("Marks") as we develop them. You agree to obtain our prior written consent before using our marks in any way. In particular, you must obtain our approval prior to using our marks in advertising and marketing. You agree not to use any marks which could be confused with our Marks. We may replace or modify our Marks. In the event that we replace or modify our Marks, you agree to update or replace yours signs, supplies, etc. to reflect the new marks, at your expense.

      c. Signs. You must display an exterior lighted sign with the Liberty marks on each of your offices. You must get this sign approved by us prior to ordering or displaying.

      d. Starting Date. You agree to begin operations and be open for business no later than the January 8th following the Effective date of this Agreement.

      e. Operating Hours. You agree to be open for business during the following hours. During the period from April 17th through January 7th, your office hours must be held at the same days and time each week.

      January 8th - April 16th     Monday-Friday    9:00-9:00pm
                                   Saturday         9:00-5:00pm

      April 17th - Jan.7th         Eight hours per week between the hours of
                                   Monday-Friday    9:00-9:00pm
                                   Saturday         9:00-5:00pm

      f. Target Volumes. You must use your best efforts to promote the Franchised Business. You must achieve and maintain the following target volumes.

                        Tax Season One                500 returns
                        Tax Season Two                750 returns
                        Tax Season Three and beyond   1000 returns

      g. Software. You must use the software that we provide or recommend.

      h. Telephone Number. You must maintain a Liberty telephone line and number for each office in your territory.

      i. Equipment. You must purchase and use a computer system which meets our then current specifications. We may update the specifications. When the specifications are updated, you must either purchase or upgrade a computer system such that you meet our current specifications.

      j. Insurance. During the term of this Agreement, you must procure and maintain an insurance policy or policies with at least the following coverage:

      Comprehensive General Liability     $1 million
      Employers Liability                 $1 million
      Workman's Compensation              as required by law

      k. Bank Products. In the event that we negotiate an agreement with a third party bank, you are required to use such bank to provide bank products to your customers.

      l. Electronic Filing. In the event that we provide or recommend a source for electronically filing tax returns, you are required to use this source exclusively for all electronic filing.

      m. Policy and Procedures. We will provided you with a copy of the Policy and Procedure Manual. The Policy and Procedure Manual is a detailed extension of the franchise agreement which covers standards to be maintained, operating procedures and other information. You must operate the Franchised Business according to the Policy and Procedure manual. We may modify the Policy and Procedure Manual during the term of this Agreement.

      n. Participation. You agree that franchise services will be provided under your direct supervision and control and/or under the direct supervision and control of a full time general manager who has been approved by, and not later disapproved by, us. A general manager shall not be approved prior to the successful completion of the Effective Operations training.

      o. Return Check. You must prepare each income tax return accurately and in accordance with federal, state and local laws. You must check each return thoroughly.

      p. Tax Preparer Training. After your first tax season, you must conduct training courses for tax preparers each year including:
         (i)A course offering in the period of September through January of each year that shall be an intensive course of 6 to 12 weeks duration covering the required tax training materials, as described in the then current Policy and Procedures Manual, and
        (ii)A one-week course offering during January of each year as described in the then current Policy and Procedures Manual.

      q. Employee Training. You shall require each employee to attend a two-day employee policy and procedure training course as defined by us.

      r. Office condition. You shall maintain neat and orderly offices and shall employ and train sufficient personnel to accommodate all customers without undue delay.

      s. Supplies. You agree that in order to establish a standard and consistent delivery of Liberty services, certain items must be used in the operation of the franchise. You must use the items set forth as required in the Policy and Procedure Manual (i.e. client envelopes and folders, interview worksheets, interior sign sets). You are responsible for the cost of all supplies, furniture, equipment and other items which may be necessary to conduct the Franchised Business.

      t. Laws and Regulations: You agree to comply with all federal, state and local laws and regulations. You will secure all necessary permits, licenses and consents to operate your business.

      u. Limitation of Services. You agree not to engage in any business other than the Franchised Business without the prior written consent of Liberty. You agree not to use the Marks, or marks which may be confused with the Marks, in any way without the prior approval of Liberty.

7.  Reports and Review

     a. Receipt Report: On the 5th day of each month, you must send us a gross receipt report, in the manner and form we specify. The receipt report must include, among other things, a summary of all revenue that received during the preceding month.

   b. Profit and Loss: By May 10th of each year, you must send us an unaudited profit and loss statement, in the manner and form we specify, for the 12 month period ending April 30th.

   c. Review: We have the right to review and inspect, during normal business hours, all of your business records.

     d. Receipts: If we request a copy of your customer receipts (paper and/or electronic), you must send us these receipts within 5 days of receiving our request.

8.  Termination

   a. You may terminate this Agreement by not renewing, that is by not sending us a written notice of your desire to renew within 180 days of the expiration of the Agreement. You may also terminate this contract if you fail to reach the target volume levels described in Paragraph 6. To terminate, you must send us written notice of your intent to terminate and you must comply with all of the post termination provisions of this Agreement.

   b. We may terminate your Agreement for any violation of this Agreement, including but not limited to the following,
            (i) If you become insolvent or take any steps to seek protection from creditors, or if a receiver (permanent or temporary) is appointed by a creditor or a court of competent authority or if you make a general assignment for the benefit of creditors;

           (ii) If a final judgment of record remains unsatisfied for 30 days or longer or if execution is levied against your business or property;

          (iii) If you fail to submit required reports or other financial statements or data as provided herein, or if you make any false statement in connection therewith;

           (iv) If you violate any law, ordinance, rule or regulation of a governmental agency or department reasonably associated with the operation of the franchised business.

            (v)   If any amount owing to us is more than 30 days past due.

           (vi) If you discontinue the active operation of business for five business days;

          (vii)   If you fail to open for business by January 8th of each year

         (viii)   If you operate any offices outside the franchise territory.

           (ix) If you fail to achieve or have not maintained a volume of 1000 tax returns by the end of your fourth tax season and each season thereafter, as measured on April 30th.

            (x)   If you fail to use the software we provide or recommend;

           (xi) If you do not get an EFIN from the Internal Revenue Service by January 8th.

9. Post Termination Obligations

   In the event that this Agreement expires, is not renewed or is terminated for any reason or by any party, you must immediately:

   a. Remove all Liberty signage from all of your offices and other premises
   b. Stop identifying yourself as a Liberty franchisee and cease, and not thereafter commence, use of any marks which are likely to be confused with Liberty marks
   c. Pay us all amounts owing to us
   d. Stop using all literature and other items bearing our marks and/or received from us
   e. Transfer all telephone numbers used in relation to the Franchised Business to us
   f. Give us all copies, including electronic copies, of your customer lists
   g. Deliver to us all customer tax returns, files, records and all copies thereof
   h. Adhere to the provisions of the covenant not to compete as described in this Agreement.

10.  Covenant Not To Compete

a. During the term of this Agreement, you agree not to directly or indirectly, individually, in partnership or in conjunction with any person, firm, or entity, in any manner whatsoever carry on, work with, be engaged in or connected with, be interested in or advise, invest or contribute money to, lend money to or guarantee the debts or obligations of, or otherwise be associated with any person, firm, association, syndicate, company or corporation engaged in or concerned with in any business competitive with or similar to the business being carried on by Liberty or Liberty's Franchisees.

b. You agree that for a period of two (2) years following the termination, expiration, transfer or other disposition of this Franchise, you will not individually, in partnership or in conjunction with any person, firm or entity in any manner whatsoever, carry on, work with, be engaged in or connected with, be interested in or advise, invest or contribute money to, lend money to or guarantee the debts or obligations of, or otherwise be associated with any person, firm, association, syndicate, company or corporation engaged in or concerned with any business competitive with or similar to the business being carried on by Liberty or Liberty's Franchisees within twenty-five miles of any Liberty office operated in your Franchise Territory.

c. In the event that you fail to comply with the covenant not to compete, you agree to pay to us, as a genuine pre-estimate of liquidated damages, royalties and advertising amounts as set forth in Paragraph 4 of this Agreement with respect to those revenues derived by you and those associated with you from preparation of tax returns and related services within the area specified in the covenant not to compete. Such payments will continue for two
   (2) years or for the balance of the then existing term of this Agreement, whichever is the greater. The parties expressly acknowledge and agree that such payments shall not affect any rights or remedies Liberty may have, at law or in equity, against you by reason of such non-compliance, including the right to seek injunctive relief.

d. If any covenant or provision herein is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision of this Paragraph.

e. You also agree that you will never, during or after the term of this Agreement, divulge to or use for the benefit of any person, association or corporation outside of the Liberty Tax Service system, any information or knowledge concerning customers, promotion, advertising or any other systems or methods of operation of Liberty's business or that of Liberty's franchisees which you may have acquired by virtue of your operations and/or training pursuant to this Agreement. You agree not to do any deliberate act prejudicial or injurious to the goodwill or name of Liberty. Information furnished to your employees shall be reasonably limited to that which directly relates to such employee's duties and assists in the proper performance of such duties.

f. This Agreement is entered into between the parties hereto with the full knowledge of its nature and extent. You hereby acknowledge that the qualifications for a franchise by Liberty are special, unique and extraordinary, and that this Agreement would not be entered into by Liberty except upon condition that such restrictive covenants be embodied herein and that, as such, the restrictive covenants are enforceable in the event of a breach by Franchisee by injunctive relief.

g. Franchisee acknowledges and agrees that the provisions of this Paragraph are reasonable, valid and not contrary to the public interest and all defenses to the strict enforcement thereof by Liberty are hereby waived by Franchisee.

h. Franchisee agrees not to disparage Liberty and/or its current or former officers, directors or employees.

i. All of the covenants contained in this Paragraph shall survive any termination of this Agreement.

11. Independent Contractor.   You are an independent contractor. You are not an
    agent, partner, employee, or a participant in a joint venture. You do not have any power to bind or obligate us. We are not and will not be liable for any act, omission, debt, or other obligation of you.

            You are responsible for all loss or damage and contractual liability to third parties originating in or in connection with the operation of the Franchise and for all claims or demands for damage directly or indirectly related thereto. You agree to defend, indemnify and save harmless Liberty of and from and with respect to any such claim, loss or damage.

12. Death or Incapacity. In the event of the death or incapacity of Franchisee, Liberty shall be entitled, but not required, to render whatever assistance is required to maintain franchise operations. Liberty shall be entitled to reimbursement from Franchisee or Franchisee's estate for any reasonable expenditures thus incurred. Death or incapacity shall not of itself be grounds for termination of this Agreement unless either
 (i) Franchisee or his/her legal representative fail for a period of 180 days after such death or incapacity to commence action to assign this Agreement according to the terms of this Agreement; or,
(ii) Such assignment is not completed within one year after death or incapacity.

If such action or assignment is not timely taken or made as aforesaid, Liberty shall have the right to terminate this Agreement.

13. Assignability. No sub-license or license of the Franchise is permitted. Your interest under this Agreement or your shares in the Franchise may be transferred and assigned provided that you comply with the following provisions. No interest may be transferred unless or until you are in full compliance with this Agreement.

 a. If you or any shareholder, partner, assignee, or representative of the Franchise has received and desires to accept a signed, bona fide offer to purchase or otherwise transfer the Franchise or shares or partnership interest in Franchisee, such individual shall grant Liberty the option (the "Right of First Refusal") to purchase such interest, shares or partnership interest as hereinafter provided.

 b. A transfer to a "Controlled Corporation" shall not trigger the Right of First Refusal. A "Controlled Corporation" is a corporation in which Franchisee is the beneficial owner of 100% of each class of voting securities. At the time of the desired transfer of interest to a Controlled Corporation, you must notify us in writing of the name of the Controlled Corporation and the name and address of each officer, director and shareholder and their respective holdings. Each officer, director and shareholder of the Controlled Corporation shall sign the then current Liberty franchise agreement and will personally assume and be bound by all of the terms, covenants and conditions of the agreement

 c. A transfer of interest within a Franchisee which is a corporation shall not trigger the Right of First Refusal provided that only the percentage ownership, rather than the identity of the shareholders, is changing. At the time of the desired transfer of interest within a corporation, you must notify us in writing of the name and address of each officer, director and shareholder and their respective holdings. Each officer, director and shareholder of the Controlled Corporation shall sign the then current Liberty franchise agreement and will personally assume and be bound by all of the terms, covenants and conditions of the agreement.

 d. The Right of First Refusal shall be offered to Liberty by notice in writing, such notice shall include a copy of the signed offer to purchase which was received ("Notice"). We shall have the right to purchase the Franchise or interest or shares in the Franchise at and for the price and upon the terms set out in the Notice, except that Liberty may substitute cash for any non-cash form of payment proposed and Liberty shall have 60 days after the exercise of its Right of First Refusal to close the said purchase. Should Liberty wish to exercise its Right of First Refusal, we will notify you in writing within 15 days from its receipt of the Notice. Upon the giving of such notice by Liberty, there shall immediately arise between Liberty and Franchisee or its shareholders or partners, a binding contract of purchase and sale at the price and upon the terms contained in the Notice.

 e. If we do not exercise our Rights of First Refusal, you or the shareholders or partners, may sell the said interest in the Franchise according to the terms set forth in the Notice, provided that the following conditions are satisfied and provided that the sale is completed within 90 days from the day on which Liberty received the Notice. If the proposed sale transaction is not concluded within the 90-day period, the Right of First Refusal granted to Liberty hereunder shall continue in full force and effect.

 f. Even if Liberty does not exercise its Right of First Refusal, we must approve, in writing, the proposed transferee prior to any transfer of an interest in the Franchise or shares or partnership interest. The proposed transferee must complete the then current Liberty franchise application. We will consider the qualifications of the proposed transferee in accordance with our then current application process and using our then current qualifications.

 g. The proposed transferee must sign the then current Liberty franchise agreement and must personally assume and be bound by all of the terms, covenants and conditions of the agreement.

 h. The proposed transferee must attend our Effective Operations training

 i. You shall pay us a transfer fee of Two Thousand Five Hundred ($2,500.00) Dollars.

14. Non-Waiver of Breach. The failure of either party hereto to enforce any one or more of the terms or conditions of this Agreement shall not be deemed a waiver of such terms or conditions or of either party's rights thereafter to enforce each and every term and condition of this Agreement.

15. Jurisdiction and Governing Law. This Agreement will only be effective upon its acceptance in Virginia Beach, Virginia by our authorized officer. You consent to venue and personal jurisdiction in Virginia Beach Virginia State courts and in the United States District Court in Norfolk, Virginia. You agree that any suit or action brought against us or against you that relates to this Agreement, the process of entering this Agreement or any termination of this Agreement shall be brought and venue shall be proper only in the U.S. District in Norfolk, Virginia., or if Federal jurisdiction does not exist, in the county or state court for the City of Virginia Beach, Virginia. You agree to waive your rights to a jury trial.

16. Modification. This Agreement is the entire agreement between you and Liberty. This Agreement supercedes all other oral and written agreements or understandings between you and Liberty. No modifications to this Agreement will have any effect unless such modification is in writing and signed by you and by our authorized officer.

17. Release of Prior Claims. By executing this Agreement, Franchisee, individually and on behalf of Franchisee's heirs, legal representatives, successors and assigns, and each assignee of this Agreement by accepting assignment of the same, hereby forever releases and discharges Liberty, its officers, directors, employees, agents and servants, including Liberty's parent, subsidiary and affiliated corporations, their respective officers, directors, employees, agents and servants, from any and all claims relating to or arising under any franchise agreement or any other agreement between the parties and executed prior to the date of this Agreement.

18. Any notice or request hereunder shall be given by mail or courier, postage fully prepaid, or delivered personally or by facsimile, addressed to, in the case of Liberty: 2610 Potters Road, Virginia Beach, VA 23452. Telephone: (757) 340-7610 Telecopier: (757) 340-7612. In the case of Franchisee to the address indicated below Franchisee signature on this Agreement.

19. Full Understanding. This Agreement expresses fully the understanding by and between the parties hereto. All prior understandings or commitments of any kind, oral or written, as to this Franchise and any matter covered by this Agreement are hereby superseded and canceled, with no further liabilities or obligations of the parties with respect thereto except as to any monies due and unpaid between the parties to this Agreement at the time of the execution of this Agreement.

20. Guaranty. For and in consideration of this Agreement, the undersigned will execute this Agreement as Guarantors. Each of the Guarantors agrees jointly and severally to perform each and every term and obligation of this Agreement, including but not limited to the terms regarding payment. The undersigned waive presentment, demand or notice of non-performance and the right to require us to proceed against the other guarantors.

You acknowledge that you understand and agree to be bound by the terms, conditions and obligations of this Agreement.


FRANCHISEE   _____________________________________________________


SIGNATURE    _________________________________   DATE  ______________

PRINT NAME   ____________________________________________

Percentage ownership (if corporation)           _____________

HOME ADDRESS     __________________________________________

                 __________________________________________

Telephone number:   __________________________________


SIGNATURE    _________________________________   DATE  ______________


PRINT NAME   ____________________________________________

Percentage ownership (if corporation)

HOME ADDRESS     __________________________________________

                 __________________________________________

                 __________________________________________

Telephone number:   __________________________________



LIBERTY TAX SERVICE

SIGNATURE    _________________________________   DATE  ______________

ADDRESS           2610 Potters Road
                  Virginia Beach,  VA  23452
TELEPHONE         (757)340-7610

                   SCHEDULE "A" TO THE FRANCHISE AGREEMENT



The Franchise Territory is as follows: